Exhibit 99.1

August 4, 2005

News	Contact: Heather Ferrante ViaSat Inc. 760-476-2633 www.viasat.com
ViaSat Reports First Quarter Results, Including Record Revenue and Backlog
     Carlsbad, CA — ViaSat, Inc. (NASDAQ: VSAT) today announced record revenues of $100.0 million, new net contract awards of $129.3 million, and backlog of $391.2 million for the quarter ended July 1, 2005. In addition, the company reported net income of $0.22 per share on a pro forma basis or $0.18 per share on a GAAP basis and strong cash flows from operations of $6.8 million.
     “We earned solid financial results and achieved significant business milestones in our first quarter,” said Mark Dankberg, chairman and CEO of ViaSat. “The MIDS production contract award was our largest ever, and indicates a strong competitive position. Both WildBlue and Telesat of Canada began Ka-band broadband service in North America and we began shipping our DOCSIS(R)-for-satellite production modems in volume. Plus, our strong backlog and continued positive cash flow create a solid foundation going forward.”
Financial Results
     For the first quarter ended July 1, 20051, the company reported the following financial results:

(In millions, except per share data)	Q1 2006	Q1 2005
Revenues	$100.0	$84.2
Actual net income (loss)	$5.2	$3.6
Per share net income (loss)	$0.18	$0.13
Pro forma net income (loss)[2]	$6.1	$4.7
Per share pro forma net income (loss) [2]	$0.22	$0.17
Fully diluted weighted average shares	28.2	28.3

New orders/Contract awards	$129.3	$101.9
Sales backlog	$391.2	$299.3

[1]	ViaSat uses a 52- or 53-week fiscal year which ends on the Friday closest to March 31. ViaSat’s quarters for fiscal year 2006 end on July 1, 2005, September 30, 2005, December 30, 2005 and March 31, 2006.

[2]	All non-GAAP pro forma numbers have been adjusted to exclude the effects of acquisition charges (amortization of intangible assets). A reconciliation of specific adjustments to GAAP results for these periods is included in the “Pro Forma Condensed Consolidated Statement of Operations” table contained in this release. A description of our use of non-GAAP information is provided under “Use of Pro Forma Financial Information.”

ViaSat News
Government Segment
     The Government segment had quarterly revenues of $53.5 million, a 40.6% increase over the first quarter of fiscal year 2005. The revenue growth was primarily related to increased sales of tactical data link products partially offset by reductions in information assurance and mobile satellite communication product sales. New contract awards were $81.3 million, raising the Government segment backlog to over $222 million.
Commercial Segment
     Revenues from our Commercial segment were $47.5 million for the first quarter, which were essentially flat from the first quarter of fiscal year 2005. The Antenna Systems product line revenue of $10.6 million was an increase of 6.3% over the first quarter of last fiscal year. This revenue was offset by a reduction of Satellite Networks product line revenues of 1.4% to $37.0 million from the first quarter of 2005. New contract awards were $48.1 million, raising the Commercial segment backlog to $169 million.
Selected First Quarter 2006 Business Highlights
•	Achieved a new record competitive order of $60.0 million for our Multifunctional Information Distribution System (MIDS) Low Volume Terminals (MIDS-LVT), including both LVT(1) airborne and LVT(2) ground-based terminals.

•	Settled an outstanding legal dispute with a subcontractor on our MIDS program for $4.75 million. The pre-tax gain recorded from the settlement was $2.7 million.

•	Won a development contract to demonstrate how our programmable KG-250 inline network encryptor can enable the U.S. Air Force to meet its current Telemetry Tracking and Control (TT&C) security requirements at lower cost, while providing a simplified growth path to a more network centric TT&C architecture.

•	Increased sales of our commercial VSAT (Very Small Aperture Terminal) products into joint military networks including a $3.2 million contract to supply our LINKWAY(R) networking system to DataPath for its compact, trailer-based satellite telecommunications earth station for sustained and reliable telecommunications in the field.

•	Awarded a funded development contract in our Comsat Laboratories business from NASA to design and deliver a Space Communications Testbed (SCT) which emulates the nodes and links comprising an end-to-end inter-planetary communication network.

•	Delivered over 12,000 DOCSIS-for-satellite broadband modems in support of WildBlue Communications’ and Telesat of Canada’s launches of Ka-band broadband service in North America.
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ViaSat News
•	Ranked as the Top VSAT Vendor in India by Voice & Data magazine in its annual “V&D 100” issue profiling the top telecommunications companies in the country, jumping ahead of the two long-time incumbents. The rankings are based on annual revenue from VSAT sales in India.
Safe Harbor Statement
     Portions of this release, particularly ViaSat’s financial prospects for fiscal year 2006 and beyond and the “Selected First Quarter 2006 Business Highlights” section, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. ViaSat wishes to caution you that there are some factors that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including but not limited to: ViaSat’s ability to perform under existing contracts and obtain additional contracts; ViaSat’s ability to develop new products that gain market acceptance; possible cost overruns in fixed price development contracts; changes in product supply, pricing and customer demand; changes in relationships with, or the financial condition of, key customers or suppliers; changes in government regulations; changes in economic conditions globally and in the communications markets in particular; increased competition; potential product liability; infringement and other claims; and other factors affecting the communications industry generally. ViaSat refers you to the documents it files from time to time with the Securities and Exchange Commission, specifically the section titled Factors That May Affect Future Performance in ViaSat’s Form 10-Ks and subsequent Form 10-Qs. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.
Conference Call
     ViaSat Inc. will host a conference call to discuss these fiscal year 2006 first quarter results at 5:00 P.M. Eastern Time on Thursday, August 4, 2005. The dial-in number is (866) 314-9013 and (617) 213-8053 internationally. The passcode is 39047015. A replay will be available for 24 hours beginning at 7:00 P.M. August 4 at (888) 286-8010. The passcode is 76892960. You can also access our conference call webcast and other material financial information discussed on our conference call (including any information required by Regulation G) on the Investor Relations Events Calendar page of our corporate web site (www.viasat.com). The call will be archived and available on that site for at least twelve months immediately following the conference call.
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ViaSat News
About ViaSat
     ViaSat produces innovative satellite and other wireless communication products that enable fast, secure, and efficient communications to any location. ViaSat has a full line of VSAT products for data and voice applications. ViaSat is a market leader in Ka-band satellite systems, from user terminals to large gateways. Other products include network security devices, tactical data radios, and communication simulators. ViaSat has locations in Carlsbad, CA, and Norcross, GA, along with its Comsat Laboratories division based in Clarksburg, MD. Additional field offices are located in Boston, MA, Washington DC/Baltimore, Australia, China, India, Spain, and Italy.
     In addition, ViaSat’s wholly-owned subsidiary, US Monolithics, designs and produces monolithic microwave integrated circuits (MMICs) and modules for use in broadband communications. US Monolithics is based in Chandler, Arizona.
Use of Pro Forma Financial Information
     Pro forma net income (loss) excludes the effects of acquisition charges (amortization of intangible assets). Pro forma net income is provided to enhance the overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the pro forma results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported pro forma results to the investment community, we believe the inclusion of pro forma numbers provides consistency in our financial reporting. Further, these adjusted pro forma results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. See the “Pro Forma Condensed Consolidated Statement of Operations” table for a reconciliation of net income (loss) to pro forma net income (loss).
     Comsat Labs and Comsat Laboratories are tradenames of ViaSat Inc. Neither Comsat Labs nor Comsat Laboratories is affiliated with COMSAT Corporation. “Comsat” is a registered trademark of COMSAT Corporation.
     DOCSIS is a registered trademark of Cable Television Laboratories Inc.
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Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended
	July 1, 2005	July 2, 2004
Revenues	$99,977	$84,170
Cost of revenues	75,721	62,776

Gross profit	24,256	21,394
Operating expenses:
Selling, general & administrative	12,846	12,213
Independent research and development	3,304	1,844
Amortization of intangible assets	1,512	1,958

Income from operations	6,594	5,379
Interest, net	(149)	(11)

Income before income taxes and minority interest	6,445	5,368
Provision (Benefit) for income taxes	1,266	1,786
Minority interest in net loss of subsidiary, net of tax	3	19

Net Income	$5,176	$3,563

Diluted net income per share	$0.18	$0.13

Diluted common equivalent shares	28,179	28,276
Pro Forma Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended
	July 1, 2005	July 2, 2004
Revenues	$99,977	$84,170
Cost of revenues	75,721	62,776

Gross profit	24,256	21,394
Operating expenses:
Selling, general & administrative	12,846	12,213
Independent research and development	3,304	1,844

Pro forma income from operations	8,106	7,337
Interest, net	(149)	(11)

Pro forma income before income taxes and minority interest	7,957	7,326
Provision for income taxes	1,871	2,569
Minority interest in net loss of subsidiary, net of tax	3	19

Pro forma net income	$6,083	$4,738

Pro forma diluted net income per share	$0.22	$0.17

Diluted common equivalent shares	28,179	28,276
AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

GAAP net income	$5,176	$3,563
Amortization of intangible assets	1,512	1,958
Income tax effect	(605)	(783)

Non-GAAP net income	$6,083	$4,738

Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

			Liabilities and
Assets	July 1, 2005	April 1, 2005	Stockholders' Equity	July 1, 2005	April 1, 2005

Current Assets:			Current liabilities:
Cash and S-T investments	$19,316	$14,741	Accounts payable	$40,886	$38,523
Accounts receivable, net	154,951	141,298	Accrued liabilities	35,834	32,410
Inventory	35,719	36,612	Line of credit	—	—

Deferred income taxes	6,986	7,027	Total current liabilities	76,720	70,933
Other current assets	5,315	10,114

Total current assets	222,287	209,792	Other liabilities	4,162	3,911

Goodwill	19,492	19,492	Total liabilities	80,882	74,844

Other intangible assets, net	19,478	20,990	Minority interest	701	698
Property and equip, net	34,321	33,278
Other assets	18,869	18,273	Total stockholders' equity	232,864	226,283

	$314,447	$301,825		$314,447	$301,825